UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Philip Morris International Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	13-3435103
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices of Registrant)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.375% Notes due 2019 1.875% Notes due 2021 2.750% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-194059

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 1.375% Notes due 2019, the 1.875% Notes due 2021 and the 2.750% Notes due 2026 of Philip Morris International Inc. (the “Registrant”), to be registered hereby, contained under the heading “Description of Debt Securities” in the Registrant’s Registration Statement on Form S-3 (No. 333-194059) (the “Registration Statement”) and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated February 18, 2016, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit	Description

4.1	Form of 1.375% Notes due 2019 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.2	Form of 1.875% Notes due 2021 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.3	Form of 2.750% Notes due 2026 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.4	Indenture, dated as of April 25, 2008, between the Registrant and HSBC Bank USA, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (No. 333-150449), dated April 25, 2008).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 25, 2016

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and
Corporate Secretary

INDEX TO EXHIBITS

Exhibit	Description

4.1	Form of 1.375% Notes due 2019 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.2	Form of 1.875% Notes due 2021 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.3	Form of 2.750% Notes due 2026 (incorporated by reference to Exhibit 4.3 to Current Report on Form 8-K filed by the Registrant on February 25, 2016).

4.4	Indenture, dated as of April 25, 2008, between the Registrant and HSBC Bank USA, National Association, as Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-3 (No. 333-150449), dated April 25, 2008).